CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information of Pioneer Municipal High Income Opportunities Fund, Inc., and to the use of our report, dated June 25, 2021, with respect to the financial statements of Pioneer Municipal High Income Opportunities Fund, Inc. as of June 15, 2021, in this Pre-Effective Amendment No. 2 to the Registration Statement (Form N-2, Nos. 333-256506 and 811-23699) of Pioneer Municipal High Income Opportunities Fund, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 23, 2021